TriNet Corporate Realty Trust, Inc.

 $125,000,000 of 6.75% Dealer remarketable securities(SM) ("Drs.(SM)") due 2013


                             Underwriting Agreement


                                                               February 24, 1998


J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
   c/o J.P. Morgan Securities Inc.
   60 Wall Street
   New York, New York  10260

Dear Sirs:

     TriNet Corporate Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc. ("JPMSI") and Goldman, Sachs & Co. ("Goldman, Sachs," and, together with JPMSI, the "Underwriters"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Company and the Trustee identified in such Schedule (the "Trustee").

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to certain securities (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities (the "Prospectus Supplement") in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the Securities Act (a "Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein and any prospectus or any term sheet as contemplated by

----------

SM "Dealer remarketable securities(SM)" and "Drs.(SM)" are service marks of J.P. Morgan Securities Inc.

Rule 434 of the Securities Act (a "Term Sheet") (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     The Company hereby agrees with the Underwriters as follows:

     1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in
Schedule I hereto plus accrued interest, if any, from the date specified in
Schedule I hereto to the date of payment and delivery.

     2. The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

     3. Payment for the Securities shall be made to the Company or to its order in immediately available funds on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the third Business Day thereafter, as you and the Company may agree in writing). Such payment will be made upon delivery of the Securities to the Underwriters registered in such names and in such denominations as you shall request not less than two full Business Days prior to the date of delivery, with any transfer taxes payable in connection with transfer to the Underwriters duly paid by the Company. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date." The Securities will be delivered through the book entry facilities of The Depository Trust Company ("DTC") and will be made available for inspection by you by 1:00 P.M. on the Business Day prior to the Closing Date at such place in New York City as you, DTC and the Company shall agree.



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

     4. The Company represents and warrants to each Underwriter that:

     (a) the Registration Statement became effective on December 30, 1997. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction;

     (b) the Registration Statement and the Prospectus, including the financial statement, schedules and related notes included in the Prospectus and, if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. The Prospectus, including the financial statements, schedules and related notes included in the Prospectus, and if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and at the Closing Date, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. On the date the Registration Statement was declared effective, on the date hereof, on the date of filing of any Rule 462(b) Registration Statement and on the Closing Date no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, on the date of filing of any Rule 462(b) Registration Statement and at the Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Securities, the Company will have complied or will comply with the requirements of Rule 111 under the Act relating to the payment of filing fees therefor. The foregoing representations and warranties in this Section 4(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.

     (c) each 462(b) Registration Statement, if any, complied or will comply when so filed in all material respects with all applicable provisions of the Securities Act; and did not con-tain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (d) the documents incorporated or deemed to be incorporated by reference in the Prospectus, pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and when read together with the other information in and incorporated by reference in the Prospectus, at the time the Registration Statement became effective and as of the date hereof, did not, and at the Closing Date and during the time period specified in Section 5(e) of this Agreement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing representations and warranties in this
Section 4(d) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto;

     (e) the historical financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the financial statements with respect to the Properties (as defined in the Prospectus) acquired by the Company, together with related notes, as incorporated by reference in the Registration Statement or the Prospectus, present fairly a summary of gross income and direct operating expenses or a summary of gross income, as the case may be, of such Properties for the indicated periods; the foregoing financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable; the assumptions used in preparing such pro forma information are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the books and records of the Company and its consolidated subsidiaries;

     (f) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined below), taken as a whole, otherwise than as set forth or contem-plated in the Prospectus; and (ii) except as set forth or contemplated in the Prospectus, neither the Company nor any of the Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Subsidiaries, taken as a whole;

     (g) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not (1) have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, (2) adversely affect the issuance, validity or enforceability of the Securities or the enforceability of the Indenture or (3) adversely affect the consummation of any of the transactions contemplated by this Agreement (each of (1), (2) and (3) above, a "Material Adverse Effect") (which jurisdictions of foreign qualification are identified in Schedule III hereto); except for investments in the Subsidiaries, in short-term investment securities and in other securities as described in the Registration Statement or Prospectus, the Company has no direct or indirect equity or other interest in any corporation, partnership, trust or other entity; each of the Company's subsidiaries (within the meaning of Regulation S-X under the Securities Act) (other than TriNet XVII Realty Trust, which does not own any property or other material assets) is identified on Schedule IV hereto (the "Subsidiaries") and has been duly organized and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of organization with corporate or partnership power and authority, as the case may be, to own or lease its properties and conduct its business as presently conducted and as described in the Prospectus, and has been duly qualified as a foreign corporation or foreign limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect (which jurisdictions of organization and foreign qualification are identified in Schedule IV hereto); all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable; except as disclosed in Schedule IV hereto, all the outstanding shares of capital stock and all partnership interests of each Subsidiary are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

     (h) this Agreement and the Remarketing Agreement (as defined herein) have each been duly authorized, executed and delivered by the Company;

     (i) the Securities have been duly authorized, and, when issued, authenticated and delivered pursuant to this Agreement and the Indenture will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, except to the extent that enforcement thereof may be limited by



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

(i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Indenture has been duly authorized and, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Indenture has been duly qualified under the Trust Indenture Act; and the Securities and the Indenture will conform to the statements relating thereto contained in the Prospectus;

     (j) neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under
(1) its Articles of Incorporation, Certificate of Incorporation or partnership agreement, as the case may be (in each case as amended to the date of this Agreement), (2) its By-Laws (as amended to the date of this Agreement) or (3) any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument or obligation to which the Company or such Subsidiary is a party or by which it or any of its properties is bound, except, with respect to clauses (2) and (3), for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect; the issue and sale of the Securities and the performance by the Company of all of its obligations under the Securities, the Indenture, the Remarketing Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such conflicts, breaches, defaults or violations which individually or in the aggregate would not have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties except for such violations which individually or in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Remarketing Agreement or the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications (x) as have been obtained under the Securities Act, the Trust Indenture Act, and the Exchange Act, (y) as may be required under state securities or Blue Sky laws or Sections 2710 and 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriters or (z) the failure of which to obtain would not have a Material Adverse Effect;

     (k) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the

Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and the descriptions of the terms of all such contracts and documents contained or incorporated by reference in the Registration Statement or Prospectus are complete and correct in all material respects;

     (l) the authorized capital stock of the Company consists of 40 million shares of common stock, $.01 par value per share, 25 million shares of excess stock, $.01 par value per share, and 10 million shares of preferred stock, $.01 par value per share; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

     (m) the Company or a Subsidiary has good and marketable title in fee simple to each Property, in each case free of any lien, mortgage, pledge, charge or encumbrance of any kind except those (i) described in the Prospectus or in
Schedule IV hereto or (ii) which do not materially affect or detract from the value of such Property or interfere with the use made and proposed to be made of such Property by the Company and the Subsidiaries and which individually and in the aggregate are in an amount which is not material to the Company;

     (n) except as disclosed in the Prospectus, each entity identified in the Prospectus as a tenant of any Property, or a subtenant thereof, has entered into a lease or a sublease, if applicable, for the possession of such Property; except as disclosed in the Prospectus, each such lease is in full force and effect and neither the Company nor any of the Subsidiaries has notice of any defense to the obligations of the tenant thereunder or any claim asserted or threatened by any person or entity, which claim, if sustained, would have a Material Adverse Effect; and except as disclosed in the Prospectus, the lessor under each lease has complied with its obligations under such lease in all material respects and neither the Company nor any of the Subsidiaries has notice of any default by the tenant under such lease which, individually or in the aggregate with other such defaults, would have a Material Adverse Effect;

     (o) the mortgages and deeds of trust encumbering the Properties are not (i) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries or (ii) cross-collateralized to any property not owned by the Company or any of the Subsidiaries;

     (p) the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which they are engaged and is adequate for the value of their properties; all policies of insurance insuring the Company or the Subsidiaries or their respective business, assets, employees, officers, trustees and directors, as the case may be, are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company or by the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, other than claims which individually or in the aggregate would not have a Material Adverse Effect;

     (q) the Company has filed all federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith;

     (r) the Company and each Subsidiary own, possess and have obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all material declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals necessary to own or lease, as the case may be, and to operate their properties and to carry on their business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not have a Material Adverse Effect, and none of the Company or any Subsidiary has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Prospectus and except, in each case, where such revocation or modification would not have a Material Adverse Effect; and the Company and each Subsidiary are in compliance with all laws, rules and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws, rules or regulations would not have a Material Adverse Effect;

     (s) to the Company's knowledge, Coopers & Lybrand L.L.P., who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Securities Act;

     (t) to the Company's knowledge, no relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

     (u) the Company has never been, is not now, and immediately after giving effect to the sale of the Securities under this Agreement will not be, an "investment company" or entity "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act");

     (v) with respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim against the Company, the Company has met the require-



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

ments for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's present and contemplated operations, assets and income continue to meet such requirements;

     (w) the conditions for the use by the Company of a registration statement on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transactions contemplated herein;

     (x) other than as disclosed in the Prospectus, the Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Properties or of (b) any unlawful spills, release, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from the Properties as a result of any construction on or operation and use of the Properties, which presence or occurrence would individually or in the aggregate have a Material Adverse Effect;

     (y) other than as disclosed in the Prospectus, the Company and the Subsidiaries (i) to the Company's knowledge, are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) to the Company's knowledge, have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate have a Material Adverse Effect;

     (z) in the ordinary course of its business, the Company engages environmental consultants and other experts to conduct reviews of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such reviews and other than as described in the Prospectus, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect;

     (aa) subsequent to the respective dates as of which information is given in the Prospectus, (i) the Company has not purchased any of its outstanding shares of capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its shares of capital stock other than regular periodic dividends on such shares; and (ii) there has not been any material change in the shares of capital stock of the Company or any material change in the short-term debt or long-term debt of the Company and the Subsidiaries on a consolidated basis, except as described in or contemplated by the Prospectus;

     (bb) the Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, and the Company has not distributed and has agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Prospectus, any preliminary prospectus filed with the Commission or other material permitted by the Securities Act;

     (cc) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (dd) there is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against it or any of the Subsidiaries except for such actions specified in clause (i) or (ii) above which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

     (ee) no statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters is, or will be, when made, inaccurate, untrue or incorrect in any material respect; it being understood that no representation is made under this Section 4(ae) with respect to the Registration Statement or the Prospectus which are the subject of representations contained in other paragraphs in this Section 4; and

     (ff) any certificate or other document signed by any officer or authorized representative of the Company or any Subsidiary, and delivered to the Underwriters or to counsels for the Underwriters in connection with the sale of the Securities shall be deemed a representation and warranty by such entity or person, as the case may be, to the Underwriters as to the matters covered thereby.

     5. The Company covenants and agrees with the several Underwriters as follows:

     (a) to file the Prospectus in a form approved by you with the Commission within the applicable time period prescribed for such filing by Rule 424; and to furnish copies of the

Prospectus to the Underwriters in New York City as soon as practicable following the execution and delivery of this Agreement in such quantities as you may reasonably request;

     (b) to deliver to each Representative and counsel for the Underwriters, at the expense of the Company, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, including, in each case, to the extent requested by such Underwriter or such counsel, exhibits and documents incorporated by reference therein, and, during the period mentioned in paragraph
(e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request, as soon as practicable after their having been filed with the Commission;

     (c) before filing any amendment or supplement to the Registration Statement or the Prospectus during the period referred to in paragraph (e) below, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

     (d) to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you and counsel for the Underwriters promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (v) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

     (e) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

     (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to (x) file a general consent to service of process in any jurisdiction, (y) make any undertaking with respect to the conduct of its business or (z) provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders;

     (g) to make generally available to its security holders and to you as soon as practicable but not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Commission promulgated under the Securities Act) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

     (h) during the period of five years commencing at the Closing Date, to furnish to you copies of all reports or other communications (financial or other) furnished generally to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

     (i) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities without your prior written consent;

     (j) to use the net proceeds of the offering of the Securities in the manner specified in the Prospectus under "Use of Proceeds;" and

     (k) the Company will pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any amendments and supplements thereto at any time during which the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with the sale of the Securities, (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees and disbursements of counsel for the Underwriters),
(iv) related to any filing with the NASD, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Remarketing Agreement, the Indenture, the Blue Sky Memorandum and Blue

Sky Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vi) payable to rating agencies in connection with the rating of the Securities.

     6. The several obligations of the Underwriters hereunder to purchase the Securities are subject to the performance by the Company of its obligations hereunder and to the following conditions:

     (a) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by such Rule; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission;

     (b) the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

     (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Prospectus, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

     (e) you shall have received on and as of the Closing Date a certificate of the President, Chief Executive Officer or Executive Vice President of the Company and the Chief Financial or Accounting Officer of the Company satisfactory to you to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

     (f) Goodwin, Procter & Hoar L.L.P., counsel for the Company, shall have furnished to you its written opinion, dated the Closing Date, in form and substance satisfactory to you, in substantially the form attached hereto as Annex A;

     (g) Cahill Gordon & Reindel, counsel for the Company, shall have furnished to you its written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by the Company;

          (ii) the Securities have been duly authorized and executed by the Company and when authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity);

          (iii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); and the Indenture has been duly qualified under the Trust Indenture Act;

          (iv) the Indenture and the Securities conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus under the captions "Description of the Drs." and "Description of Debt Securities";

          (v) the statements in the Prospectus set forth under the caption "Certain United States Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects;

          (vi) the Remarketing Agreement between the Company and JPMSI, as remarketing dealer with respect to the Purchased Securities (as defined therein) (the "Remarketing Agreement") has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity;

          (vii) other than as set forth or contemplated in the Prospectus, to our knowledge, there are no legal or governmental proceedings pending (in which service or notice of process has been received by an officer or other representative of the Company or any Subsidiary), or threatened to which the Company or the Subsidiaries are or may be a party or to which any property of the Company or the Subsidiaries is or may be the subject which, if determined adversely to the Company or the Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; we do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (viii) the Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (ix) the information in the Basic Prospectus under the caption "Federal Income Tax Considerations" and under the first paragraph of the caption "Restrictions on Transfers of Capital Stock" (except for the last sentence thereof) to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information required to be disclosed therein;

          (x) Each document filed by the Company with the Commission pursuant to the Exchange Act on or before the date hereof (other than the financial statements and supporting schedules included therein, as to which no opinion is given) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the requirements of the Exchange Act, it being understood that in passing upon compliance as to the form of such documents, we assume that the statements made therein are correct and complete.

          (xi) the Registration Statement has been declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424 within the applicable time period prescribed by Rule 424, the Indenture has been qualified under the Trust Indenture Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission; and

          (xii) the Registration Statement, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement (in each case, other than documents incor-porated therein by reference and the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act.

          In addition, Cahill Gordon & Reindel shall state that they have participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), but without independent verification by such counsel, and without passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated therein by reference, no facts have come to such counsel's attention which lead them to believe that (i) the Registration Statement, including the documents incorporated therein by reference, at the time the Company filed its Annual Report on Form 10-K for the year ended December 31, 1996 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, including the documents incorporated therein by reference, as of its date or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial or statistical data included in the Registration Statement, the Prospectus or the documents incorporated therein by reference).

          Cahill Gordon & Reindel need express no opinion (i) as to the enforceability of forum selection clauses in the federal courts or (ii) with respect to the requirements of, or compliance with, any state securities or "Blue Sky" or real estate syndication laws. In addition, Cahill Gordon & Reindel may rely as to all matters governed by the laws of the State of Maryland upon the opinion of Goodwin, Procter & Hoar LLP.

     (h) on the date of this Agreement and on the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to you letters, dated such date, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, including, without limitation, a statement that they have made a review of the unaudited financial statements for the nine months ended September 30, 1997 included or incorporated by reference in the Registration Statement in accordance with the standards established by the American Institute of Certified Public Accountants;

     (i) you shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the validity of the Securities, the conformity of the Drs. to the description thereof and other related matters as JPMSI may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in rendering their opinions as aforesaid, such counsel may rely, as to matters of Maryland law, on the opinion or opinions of Goodwin, Procter & Hoar L.L.P.;

     (j) you shall have received on and as of the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as JPMSI may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in rendering their opinions as aforesaid, such counsel may rely, as to matters of Maryland law, on the opinion or opinions of Goodwin, Procter & Hoar L.L.P.;

     (k) on or prior to the Closing Date, the Company shall have executed and delivered the Remarketing Agreement in a form acceptable to JPMSI, as remarketing dealer thereunder; and

     (l) on or prior to the Closing Date, the Company shall have furnished to you such further certificates and documents confirming the representations and warranties contained herein and related matters as you shall reasonably request.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

     7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Pro-spectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person, provided further that the Company shall have complied with its obligations under Section 5(b) hereof with respect to the Prospectus (as so amended or supplemented).

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. For purposes of this Section 7 and Sections 4(a) and 4(b), the only written information furnished by the Underwriters to the Company expressly for use in the Registration Statement and the Prospectus is (a) the information in the last paragraph on the cover page of the Prospectus specifically relating to the Securities, (b) the information regarding transactions that may affect the price of the Drs. on the inside front cover page of the Prospectus specifically relating to the Securities, (c) the information in the third sentence under the caption "Use of Proceeds" and (d) the information in the third and seventh paragraphs and the second sentence of the fourth paragraph, under the caption "Underwriting" in the Prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by JPMSI and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall not have received notice in writing that such Indemnifying Person is contesting such request with specificity and in good faith. If it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such Indemnified Person shall be responsible for repaying or reimbursing the Indemnifying Person for any amounts so paid or incurred by such Indemnifying Person pursuant to this paragraph. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case, as reflected on the cover page of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities set forth opposite their names in
Schedule II hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 7 and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriters by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities; or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets in the United States or any calamity or crisis in the United States that, in the judgment of the Underwriters is material and adverse and which, in the judgment of the Underwriters, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     9. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriter or Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as JPMSI may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection with this Agreement or the offering of Securities contemplated hereunder and the Company shall then be under no further liability to any Underwriter except as provided in Sections 5(k) and 7 of this Agreement.

     11. This Agreement shall inure to the benefit of and be legally binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. Any action by the Underwriters hereunder may be taken by you jointly or by JPMSI alone on behalf of the Underwriters, and any such action taken by you jointly or by

JPMSI alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, Attention: Syndicate Department, with a copy to each of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Gregory A. Fernicola, Esq. and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017,
Attention: Alan Dean, Esq. Notices to the Company shall be given to it at TriNet Corporate Realty Trust, Inc., Four Embarcadero Center, Suite 3150, San Francisco, CA 94111, Attention: Mark S. Whiting, President, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention:
Gerald S. Tanenbaum, Esq.

     13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                 Very truly yours,

                                 TRINET CORPORATE REALTY TRUST, INC.


                                 By:  /s/ Geoffrey M. Dugan
                                      -------------------------------------
                                      Name:  Geoffrey M. Dugan
                                      Title: Vice President and General Counsel

Accepted:  February 24, 1998
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.

By:  J.P. MORGAN SECURITIES INC.


By:  /s/ Patricia Lunka
     --------------------------------
     Name:    Patricia Lunka
     Title:   Vice President

                                                                         Annex A



     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

     2. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction identified in Schedule III to the Underwriting Agreement, which has been attached as Appendix A hereto.

     3. Each Subsidiary of the Company that is organized as a corporation (a "Corporate Subsidiary") has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Maryland. The Subsidiaries of the Company that are organized as limited partnerships (the "Limited Partnership Subsidiaries") have been duly formed and are validly existing as limited partnerships in good standing under the laws of the State of Delaware. Each of the Subsidiaries has the corporate or partnership, as the case may be, power and authority to own its properties and conduct its business as described in the Prospectus.

     4. Each of the Subsidiaries has been duly qualified as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing in each jurisdiction identified in Schedule IV of the Underwriting Agreement, which has been attached as Appendix A hereto.

     5. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and all of such shares of capital stock of each Corporate Subsidiary are owned of record by the Company, free and clear of any perfected security interests or, to our knowledge, any other liens, encumbrances, security interests and claims, except for the security interest in the issued and outstanding shares of capital stock of TriNet Essential Facilities XII, Inc. listed in Schedule IV to the Underwriting Agreement; and based solely on our review of the limited partnership agreements of each Limited Partnership Subsidiary, except as set forth in Appendix A hereto all of the partnership interests of such Limited Partnership Subsidiaries are owned by the Company directly, or indirectly through Corporate Subsidiaries, as set forth in Appendix A hereto, free and clear of any perfected security interests or, to our knowledge, any other liens, encumbrances, security interests and claims.

     6. The Underwriting Agreement has been duly authorized and executed by the Company.

     7. The Securities have been duly authorized and executed by the Company and when authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company.

     8. The Indenture has been duly authorized and executed by the Company.

     9. The Remarketing Agreement has been duly authorized, executed and delivered by the Company.

     10. The issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture, the Remarketing Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any of the documents identified in Appendix B hereto except for such conflicts, breaches or defaults which individually or in the aggregate would not have a Material Adverse Effect; (b) result in any violation of the provisions of the Articles of Incorporation or the By laws of the Company; or (c) result in any violation of any applicable law or statute or any order known to us, or any rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

     11. The authorized capital stock of the Company consists of 40 million shares of common stock, $.01 par value per share, 25 million shares of excess stock, $.01 par value per share, and 10 million shares of preferred stock, $.01 par value per share. The capital stock of the Company conforms to the description thereof contained in the Prospectus; and all of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable.

     12. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by the Underwriting Agreement (including entering into the Remarketing Agreement), except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Trust Indenture Act, and as may be required under state securities or Blue Sky laws or Corporate Financing Rules of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Securities by the Underwriters.

     13. Commencing with the Company's taxable year ended December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust", and its method of operation, as described in the Registration Statement and set forth in the Certificate, has enabled the Company to meet and, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT, will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

                                                                      APPENDIX B



     (a) Amended and Restated Articles of Incorporation. (Incorporated by reference to Exhibit 3.1(i) to the Registration Statement on Form S-11 of TriNet Corporate Realty Trust, Inc., Registration No. 33-59836.)

     (b) Amended and Restated By laws. (Incorporated by reference to Exhibit 3.1(ii) to the Registration Statement on Form S-11 of TriNet Corporate Realty Trust, Inc., Registration No. 33-59836.)

     (c) TriNet Corporate Realty Trust, Inc. Amended and Restated 1993 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-11, of TriNet Corporate Realty Trust, Inc., Registration No. 33-59836.)

     (d) Interest Rate Protection Agreement dated May 21, 1993, between certain of the Company's subsidiaries and UBS Securities (Swaps), Inc. (Incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-11, of TriNet Corporate Realty Trust, Inc., Registration No. 33-74284.)

     (e) Reorganization Agreement dated as of May 21, 1993, between the Company and Holman/Shidler Corporate Capital, Inc. (Incorporated by reference to Exhibit
10.41 to the Registration Statement on Form S-11, of TriNet Corporate Realty Trust, Inc., Registration No. 33-74284.)

     (f) Form of Noncompetition Agreement dated as of June 2, 1993, between the Company and certain of its executive officers. (Incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-11, of TriNet Corporate Realty Trust, Inc., Registration No. 33-59836.)

     (g) Form of Option Agreement between the Company and its executive officers. (Incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-11, of TriNet Corporate Realty Trust, Inc., Registration No. 33-59836.)

     (h) Indemnification Agreements between the Company and the Independent Directors. (Incorporated by reference to Exhibit 10 to Form 10-Q of TriNet Corporate Realty Trust, Inc., dated August 12, 1993, Commission File No. 1-11918.)

     (i) TriNet Corporate Realty Trust, Inc. 1993-1994 Performance Based Management Incentive Plan. (Incorporated by reference to Exhibit 10.49 to the Registration Statement on Form S-11, of TriNet Corporate Realty Trust, Inc., Registration No. 33-74284.)

     (j) Description of TriNet Corporate Realty Trust, Inc. Savings and Retirement Plan. (Incorporated by reference to Exhibit 10.50 to the Registration Statement on Form S-11, of TriNet Corporate Realty Trust, Inc., Registration No. 33-74284.)

     (k) TriNet Corporate Realty Trust, Inc. 1995 Stock Incentive Plan. (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8, of TriNet Corporate Realty Trust, Inc., Registration No. 333-02222.)

     (l) Management Agreement dated as of June 3, 1993, by and among the Company and certain of its subsidiaries. (Incorporated by reference to Exhibit 10.51 to the Registration Statement on Form S-11, of TriNet Corporate Realty Trust, Inc., Registration No. 33-74284.)

     (m) Lease Agreement between Chem Network Processing Services and AT&T Resource Management Corporation, dated April 20, 1990, as assigned to TriNet Essential Facilities XIV, Inc. on April 18, 1995. (Incorporated by reference to
Exhibit 10.3 to the Current Report on Form 8-K dated May 2, 1995 of TriNet Corporate Realty Trust, Inc.)

     (n) Purchase Agreement between TriNet Essential Facilities XIV, Inc. and P.G. Associates Limited Partnership, dated March 13, 1995. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated May 2, 1995 of TriNet Corporate Realty Trust, Inc.)

     (o) First Amendment to Purchase Agreement between TriNet Essential Facilities XIV, Inc. and P.G. Associates Limited Partnership, dated April 18, 1995. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated May 2, 1995 of TriNet Corporate Realty Trust, Inc.)

     (p) Management Incentive Agreement between TriNet Essential Facilities XIV, Inc. and P.G. Associates Limited Partnership, dated April 18, 1995. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K dated May 2, 1995 of TriNet Corporate Realty Trust, Inc.)

     (q) Management Agreement between TriNet Essential Facilities XIV, Inc. and P.G. Associates Limited Partnership, dated April 18, 1995. (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K dated May 2, 1995 of TriNet Corporate Realty Trust, Inc.)

     (r) Purchase Agreement between TriNet Corporate Partners I, L.P. and National Tea Corporation, dated November 1, 1994. (Incorporated by reference to
Exhibit 10.1 to the Current Report on Form 8-K dated June 23, 1995 of TriNet Corporate Realty Trust, Inc.)

     (s) First Amendment to Purchase Agreement between TriNet Corporate Partners I, L.P. and National Tea Corporation, dated November 1, 1994. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated June 23, 1995 of TriNet Corporate Realty Trust, Inc.)

     (t) Second Amendment to Purchase Agreement between TriNet Corporate Partners I, L.P. and National Tea Corporation, dated February 1, 1995. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated June 23, 1995 of TriNet Corporate Realty Trust, Inc.)

     (u) Third Amendment to Purchase Agreement between TriNet Corporate Partners I, L.P. and National Tea Corporation, dated May 1, 1995. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K dated June 23, 1995 of TriNet Corporate Realty Trust, Inc.)

     (v) Loan Agreement dated as of December 6, 1994 by and among Nomura Asset Capital Corporation, Pacific Mutual Life Insurance Company and TriNet Essential Facilities XII, Inc. (Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-3 of TriNet Corporate Realty Trust, Inc., Registration No. 33-87256.)

     (w) Indenture dated May 22, 1996 between the Company and Harris Trust and Savings Bank. (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated June 14, 1996 of TriNet Corporate Realty Trust, Inc.)

     (x) Supplemental Indenture No. 1 dated May 22, 1996 between the Company and Harris Trust and Savings Bank. (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated June 14, 1996 of TriNet Corporate Realty Trust, Inc.)

     (y) Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock relating to the Series A Cumulative Preferred Stock, as filed with the Maryland State Department of Assessments and Taxation on June 17, 1996. (Incorporated by reference to Exhibit 1 to Form 8-A/A of TriNet Corporate Realty Trust, Inc., dated June 26, 1996, filed with the Securities and Exchange Commission on June 28, 1996.)

     (z) Amended and Restated Agreement of Limited Partnership between TriNet Corporate Realty Trust, Inc., and the O'Donnell Revocable Trust, the Donald S. Grant Revocable Trust and John W. Hopkins, dated June 26, 1996. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated July 3, 1996 of TriNet Corporate Realty Trust, Inc., filed with the Securities and Exchange Commission on July 17, 1996 and as amended by Form 8-K/A dated July 3, 1996 of TriNet Corporate Realty Trust, Inc., filed with the Securities and Exchange Commission on August 7, 1996.)

     (aa) Definitive Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (Series B Preferred Stock). (Incorporated by reference to Exhibit 1 to Form 8-A/A of TriNet Corporate Realty Trust, Inc., dated August 9, 1996, filed with the Securities and Exchange Commission on August 12, 1996.)

     (bb) Second Amended and Restated Revolving Credit Agreement among TriNet Corporate Realty Trust, Inc., as borrower, Morgan Guaranty Trust Company of New York, as lead agent, and First National Bank of Boston, as managing co-agent, dated as of April 22, 1997.

     (cc) TriNet Corporate Realty Trust, Inc. 1997 Stock Incentive Plan.

     (dd) Supplemental Indenture No. 2, dated as of July 14, 1997, between the Company and Harris Trust and Savings Bank, relating to the 7.70% Notes due 2017 and including the form of the 7.70% Note due 2017.

     (ee) Definitive Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (Series C Preferred Stock). (Incorporated by reference to Exhibit 1 to Form 8-A of TriNet Corporate Realty Trust, Inc., dated October 3, 1997, filed with the Securities and Exchange Commission on October 14, 1997.)

                                                                      SCHEDULE I



Underwriters:                               J.P. Morgan Securities Inc. and
                                            Goldman, Sachs &Co.

Underwriting Agreement dated:               February 24, 1998

Registration Statement No.:                 333-42717

Title of Securities:                        6.75% Dealer remarketable
                                            securities_ ("Drs._") due 2013

Aggregate principal amount:                 $125,000,000

Price to Public:                            99.706% of the principal amount of
                                            the Drs., plus accrued and unpaid
                                            interest, if any, from February 27,
                                            1998

Purchase Price:                             99.106% of the principal amount of
                                            the Drs., plus accrued and unpaid
                                            interest, if any, from February 27,
                                            1998

Indenture:                                  Indenture to be dated as of
                                            February 27, 1998 and the Supple-
                                            mental Indenture to be dated as of
                                            February 27, 1998, both between
                                            TriNet Corporate Realty Trust, Inc.
                                            and Harris Trust and Savings Bank,
                                            as trustee the "Trustee")

Maturity:                                   March 1, 2013

Interest Rate:                              6.75% until the Remarketing Date.
                                            Thereafter, if the Drs. remain
                                            outstanding, they will bear interest
                                            at the Interest Rate to Maturity
                                            determined in accordance with the
                                            procedures described in the Prospec-
                                            tus Supplement dated February 24,
                                            1998 to the Prospectus dated
                                            December 30, 1997 (together, the
                                            "Prospectus")

Interest Payment Dates:                     March 1 and September 1, commencing
                                            September 1, 1998

Remarketing/Mandatory
   Repurchase  Provisions:                  The Drs. are subject to mandatory
                                            tender on March 1, 2003 (the
                                            "Remarketing Date").  If J.P.
                                            Morgan Securities Inc., as
                                            Remarketing Dealer (the "Remarketing
                                            Dealer"), has elected to remarket
                                            the Drs. as described in the Pros-
                                            pectus, the Drs. will be subject to
                                            mandatory tender to the Remarketing
                                            Dealer at 100% of the principal
                                            amount thereof for remarketing on
                                            the Remarketing Date.  If the Remar-
                                            keting Dealer elects not to remarket
                                            the Drs., or for any reason does not
                                            purchase all of the Drs. on the
                                            Remarketing Date, the Company will
                                            be required to purchase on the Re-
                                            marketing Date any Drs. that have
                                            not been purchased by the

                                            Remarketing Dealer at 100% of the
                                            principal amount thereof plus
                                            accrued interest, if any.

Redemption:                                 The Drs. will be redeemable, in
                                            whole or in part, at the option
                                            of the Company at any time  prior to
                                            or after the Remarketing Date at a
                                            redemption price equal to the sum of
                                            (1) the principal amount of the Drs.
                                            being redeemed plus accrued interest
                                            thereon to the redemption date plus
                                            (2)  the Make-Whole Amount (as de-
                                            fined in the Prospectus), if any,
                                            with respect to such Drs.

                                            The Drs. will be redeemable on the
                                            Remarketing Date on the terms
                                            described in the Prospectus.

Sinking Fund Provisions:                    None

Remarketing                                 Agreement: The Company and the
                                            Remarketing Dealer shall execute and
                                            deliver a remarketing agreement on
                                            or prior to the Closing Date. In
                                            consideration therefor, the
                                            Remarketing Dealer shall make a
                                            payment to the Company on the
                                            Closing Date equal to2.660% of the
                                            principal amount of the Drs.

Other Significant Provisions:               As set forth in the Prospectus

Closing Date and Time of Delivery:          The Closing will be held at 9:00
                                            a.m. (E.S.T.) on February  27, 1998,
                                            with the Securities being delivered
                                            through the book-entry facilities
                                            of The Depository Trust Company
                                            ("DTC") and made available for
                                            checking by DTC and the Trustee at
                                            least 24 hours prior to the Closing
                                            Date.

Closing Location:                           Skadden, Arps, Slate,
                                              Meagher & Flom LLP
                                            919 Third Avenue
                                            New York, NY  10022

                                                                     SCHEDULE II



                                                     Principal Amount
Underwriter                                          of Drs. to Be Purchased

J.P. Morgan Securities Inc. ....................        $ 75,000,000

Goldman, Sachs & Co. ...........................          50,000,000
                                                         -----------

Total...........................................        $125,000,000
                                                        ============

                                                                    SCHEDULE III



                                    STATES OF
                            FOREIGN QUALIFICATION OF
                       TRINET CORPORATE REALTY TRUST, INC.



                                   California

                                     Florida

                                  Pennsylvania

                                                                     SCHEDULE IV


-------------------------------------------  -----------------  --------------------------  ------------------------  -------------
                                               Jurisdiction                                      Percentage of
Name of                                             of              States of Foreign           Equity Interest           Title
Subsidiary                                     Organization           Qualification             Owned by Company       Exceptions

TriNet Essential Facilities I, Inc.              Maryland       Pennsylvania                          100%                None

TriNet Essential Facilities II, Inc.             Maryland       Michigan                              100%                None

TriNet Essential Facilities III, Inc.            Maryland       Alabama, Florida,                     100%                None
                                                                Georgia, Illinois,
                                                                Indiana, Iowa,
                                                                Mississippi, New York,
                                                                Ohio, Tennessee, West
                                                                Virginia

TriNet Essential Facilities IV, Inc.             Maryland       Illinois                              100%                None

TriNet Essential Facilities V, Inc.              Maryland       California                            100%                None

TriNet Essential Facilities VI, Inc.             Maryland       Illinois                              100%                None

TriNet Essential Facilities VII, Inc.            Maryland       Arizona                               100%                None

TriNet Essential Facilities VIIIR, Inc.          Maryland       California, Florida,                  100%                None
                                                                Minnesota, Nevada,
                                                                Washington

TriNet Essential Facilities X, Inc.              Maryland       California,  Colorado,                100%                None
                                                                Florida, Georgia,
                                                                Illinois,  Indiana,
                                                                Missouri, New York,
                                                                Ohio, Pennsylvania,
                                                                Texas, Utah

TriNet Essential Facilities XI, Inc.             Maryland       Ohio, Kansas                          100%                None

TriNet Essential Facilities XII, Inc.            Maryland       California, Florida,                  100%                 (1)
                                                                Illinois, Louisiana,
                                                                Minnesota, New York,
                                                                Ohio, Tennessee, Texas

TriNet Essential Facilities XIV, Inc.            Maryland       New Jersey                            100%                None

TriNet Essential Facilities XV, Inc.             Maryland       None                                  100%                None

TriNet Essential Facilities XVI, Inc.            Maryland       None                                  100%                None

TriNet Essential Facilities XVIII, Inc.          Maryland       Texas                                 100%                None

TriNet Essential Facilities XIX, Inc.            Maryland       None                                  100%                None

TriNet Corporate Partners I, L.P.                Delaware       Louisiana                           100%(2)               None

TriNet Corporate Partners II, L.P.               Delaware       Texas, Tennessee                    100%(3)               None

TriNet Essential Facilities XX, Inc.             Maryland       California, Wisconsin                 100%                None

TriNet Essential Facilities XXI, Inc.            Maryland       South Carolina                        100%                None

TriNet Essential Facilities XXII, Inc.           Maryland       California, Colorado                  100%                None



-------------------------------------------  -----------------  --------------------------  ------------------------  -------------
                                               Jurisdiction                                      Percentage of
Name of                                             of              States of Foreign           Equity Interest           Title
Subsidiary                                     Organization           Qualification             Owned by Company       Exceptions

TriNet Essential Facilities XXIII, Inc.          Maryland       California,  Georgia,                 100%                None
                                                                Massachusetts

TriNet Essential Facilities XXIV, Inc.           Maryland       California                            100%                None

TriNet Essential Facilities XXV, Inc.            Maryland       California                            100%                None

TriNet  Essential Facilities XXVI, Inc.          Maryland       California                            100%                None

TriNet Essential Facilities XXVII, Inc.          Maryland       Arizona, California                   100%                None

TriNet Property Management, Inc.                 Maryland       California, Georgia,                  100%                None
                                                                Florida, Texas

TriNet Sunnyvale Partners, L.P.                  Delaware       California                          44.7%(4)              None

TriNet Realty Investors I, Inc.                  Maryland       Massachusetts                         100%                None

TriNet Property Partners, L.P. d/b/a             Delaware       Massachusetts                         (5)                 None

TriNet Property Partners Limited
Partnership

TriNet Essential Facilities XXVIII, Inc.         Maryland       Massachusetts                         100%                None

TriNet Realty Investors II, Inc.                 Maryland       None                                  100%                None

----------

(1) Common Stock pledged in connection with the 1994 Mortgage Loan (as defined in the Prospectus).

(2) Owned 1% by TriNet Essential Facilities XVI, Inc., as general partner, and 99% by TriNet Essential Facilities XV, Inc., as limited partner.

(3) Owned 1% by TriNet Essential Facilities XVIII, Inc., as general partner, and 99% by TriNet Essential Facilities XIX, Inc., as limited partner.

(4) Owned 44.7% by TriNet Corporate Realty Trust, Inc., as general partner. TriNet Corporate Realty Trust, Inc. does not own any of the limited partnership interests in this partnership.

(5) TriNet Realty Investors I, Inc. is the sole general partner with a 99% Initial Percentage Interest.







                                       2